Exchange Agreement

by and among

Liberated Solutions, Inc.;

Clifford Rhee;

Edward Carter;

Peter Zimeri; and

Brian Conway

Dated as of August 21, 2019

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Section 5.18	Absence of Changes.	19
Section 5.19	Tax Returns and Audits.	19
Section 5.20	Employee Benefit Plans; ERISA.	20
Section 5.21	Litigation.	20
Section 5.22	Licenses.	20
Section 5.23	Interested Party Transactions.	20
Section 5.24	Obligations to or by Stockholders.	20
Section 5.25	Assets and Contracts.	21
Section 5.26	Employees.	21
Section 5.27	Duty to Make Inquiry.	21
Section 5.28	Internal Accounting Controls.	21
Section 5.29	Certain Registration Matters.	21
Section 5.30	Disclosure.	21
Article VI.	COVENANTS AND ADDITIONAL AGREEMENTS	22
Section 6.01	Access to Properties and Records	21
Section 6.02	Third Party Consents and Certificates	21
Section 6.03	Liberated Affirmative Covenants.	21
Section 6.04	Liberated Negative Covenants.	23
Section 6.05	Liberated No-Shop.	24
Article VII.	CONDITIONS PRECEDENT TO OBLIGATIONS OF LIBERATED	25
Section 7.01	Conditions.	25
Section 7.02	Representations; Warranties and Covenants.	26
Section 7.03	No Governmental Prohibition.	26
Section 7.04	Deliverables	26
Section 7.05	Audited Financials.	26
Article VIII.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SHAREHOLDERS	27
Section 8.01	Conditions.	27
Section 8.02	Representations; Warranties and Covenants.	27
Section 8.03	No Governmental Prohibition.	27
Section 8.04	Deliverables	27
Section 8.05	No Material Adverse Effect	27
Section 8.06	Due Diligence Review	27
Section 8.07	Audited Financials.	28
Section 8.08	Preferred Stock	28
Section 8.09	Purchase Agreement	28
Article IX.	CONDITIONS PRECEDENT TO OBLIGATIONS OF MR. CONWAY	28
Section 9.01	Conditions.	28
Section 9.02	Representations; Warranties and Covenants.	28
Section 9.03	No Governmental Prohibition.	28
Section 9.04	Deliverables	28
Article X.	DEFAULT AND TERMINATION	29
Section 10.01	Default by Liberated.	29
Section 10.02	Default by the Shareholders	29
Section 10.03	Default by Mr. Conway	29
Section 10.04	Termination.	30

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Section 10.05	Termination Costs.	30
Section 10.06	Effect of Termination.	31
Article XI.	INDEMNIFICATION	32
Section 11.01	Indemnification Obligations Generally.	32
Section 11.02	Procedure.	33
Section 11.03	Certain Limitations.	35
Section 11.04	Payments.	35
Section 11.05	Insurance.	35
Section 11.06	Effect of Investigation.	35
Section 11.07	Exclusive Remedy.	36
Section 11.08	Time Limit.	36
Article XII.	DISPUTE RESOLUTION	36
Section 12.01	Arbitration.	36
Section 12.02	Waiver of Jury Trial; Exemplary Damages.	37
Article XIII.	MISCELLANEOUS	38
Section 13.01	Brokers	38
Section 13.02	Governing Law	38
Section 13.03	Notices	37
Section 13.04	Attorneys’ Fees	40
Section 13.05	Confidentiality	40
Section 13.06	Public Announcements and Filings	40
Section 13.07	Third Party Beneficiaries	40
Section 13.08	Expenses	40
Section 13.09	Entire Agreement	40
Section 13.10	Survival; Termination	40
Section 13.11	Amendment; Waiver	41
Section 13.12	Counsel.	41
Section 13.13	Arm’s Length Bargaining; No Presumption Against Drafter.	42
Section 13.14	Headings.	42
Section 13.15	No Assignment or Delegation.	42
Section 13.16	Commercially Reasonable Efforts	42
Section 13.17	Further Assurances.	42
Section 13.18	Specific Performance.	42
Section 13.19	Counterparts	42

Exhibits

Exhibit A	Stock Power - Mr. Conway to Liberated Solutions, Inc.
Exhibit B-1	Stock Power - Mr. Rhee to Liberated Solutions, Inc.
Exhibit B-2	Stock Power - Mr. Carter to Liberated Solutions, Inc.
Exhibit B-3	Stock Power – Mr. Zimeri to Liberated Solutions, Inc.

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Exchange Agreement

Dated as of August 21, 2019

This Exchange Agreement (subject to amendment as set forth herein, and together with the exhibits and other attachments hereto, this “Agreement”) is entered into as of the date set forth above (the “Effective Date”) by and between (i) Liberated Solutions, Inc. a Nevada corporation (“Liberated”); (ii) Clifford Rhee, (“Mr. Rhee”), a shareholder of Ngen Technologies USA Corp, a Texas corporation (“Ngen”); (iii) Edward Carter, a shareholder of Ngen (“Mr. Carter”); (v) Peter Zimeri, a shareholder of Ngen (“Mr. Zimeri”); and (iv) Brian Conway, the Chief Executive Officer of, and a shareholder of, Liberated (“Mr. Conway”). Mr. Rhee, Mr. Carter and Mr. Zimeri may be referred to herein collectively as the “Shareholders” and each individually as a “Shareholder.” Each of Liberated, Mr. Rhee, Mr. Carter, Mr. Zimeri and Mr. Conway may be referred to herein collectively as the “Parties” and separately as a “Party.”

WHEREAS, Mr. Conway is, as of the Effective Date, the beneficial owner of 500,000 shares of Series X Preferred Stock, par value $0.001 per share, of Liberated (the “Series X Stock”);

WHEREAS, the Parties acknowledge and agree that, following the Effective Date and prior to the Closing (as defined below), Mr. Conway shall sell 250,000 shares of Series X Stock to an Affiliate (as defined below) of the Shareholders, and thus, as of the Closing, will beneficially own 250,000 shares of Series X Stock;

WHEREAS, Mr. Conway desires to return to Liberated the shares of Series X Stock held by Mr. Conway as of the Closing; and thereafter the Shareholders desire to exchange their shares of shares of common stock, no par value per share, of Ngen (the “Ngen Common Stock”) for shares of Series X Stock redeemed from Mr. Conway, in each case in accordance with the terms and conditions herein; and

WHEREAS, Ngen will become wholly owned subsidiary of Liberated pursuant to the transactions contemplated herein;

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

Article I. DEFINITIONS

Section 1.01 Definitions.

The following terms, as used herein, have the following meanings

(a)	“Accredited Investor” has the meaning set forth in Section 3.06(b).

(b)	“Acquisition Inquiry” means an inquiry, indication of interest or request for nonpublic information that could reasonably be expected to lead to an Acquisition Proposal.

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(c)	“Acquisition Proposal” means any offer or proposal for any Acquisition Transaction or possible Acquisition Transaction.

(d)	“Acquisition Transaction” means any transaction or series of related transactions with a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) concerning any (i) merger, consolidation, business combination, share exchange, joint venture or similar transaction involving Liberated pursuant to which such Person or “group” would own 20% or more of the consolidated assets, revenues or net income of Liberated, (ii) sale, lease, license or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise, of assets of Liberated representing 20% or more of the consolidated assets, revenues or net income of Liberated, (iii) issuance or sale or other disposition (including by way of merger, consolidation, business combination, share exchange, joint venture or similar transaction) of Equity Securities representing 20% or more of the issued and outstanding equity securities of Liberated, (iv) transaction or series of transactions in which any Person or “group” would acquire beneficial ownership or the right to acquire beneficial ownership of Equity Securities representing 20% or more of the issued and outstanding equity securities of Liberated, (v) action to make the provisions of any “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar anti-takeover statute or regulation inapplicable to any transaction involving Liberated, or (vi) any combination of any of the foregoing.

(e)	“Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.

(f)	“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

(g)	“Agreement” has the meaning set forth in the introductory paragraph hereto.

(h)	“Arbitrator” has the meaning set forth in Section 12.01(a).

(i)	“Basket” has the meaning set forth in Section 11.03(a).

(j)	“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in Nevada are authorized or required by law or executive order to close.

(k)	“Cap” has the meaning set forth in Section 11.03(a).

(l)	“Closing Date” has the meaning set forth in Section 2.05.

(m)	“Closing” has the meaning set forth in Section 2.05.

(n)	“Code” means the Internal Revenue Code of 1986, as amended.

(o)	“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

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(p)	“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise; “Controlled”, “Controlling” and “under common Control with” have correlative meanings; and without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner ) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

(q)	“Conway Indemnified Party” has the meaning set forth in Section 11.01(b).

(r)	“Direct Claim” has the meaning set forth in Section 11.02(c).

(s)	“Effective Date” has the meaning set forth in the introductory paragraph hereto.

(t)	“Equity Security” means, in respect of Liberated, (a) any capital stock or similar security, (b) any security convertible into or exchangeable for any security described in clause (a), (c) any option, warrant, or other right to purchase or otherwise acquire any security described in clauses (a), (b), or (c), and, (d) any “equity security” within the meaning of the Exchange Act.

(u)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v)	“Exchange Shares” has the meaning set forth in Section 2.03(a).

(w)	“Exchange” has the meaning set forth in Section 2.03(b).

(x)	“First Party” has the meaning set forth in Section 10.05(d).

(y)	“GAAP” mean United States generally accepted accounting principles as in effect from time to time.

(z)	“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

(aa)	“Governmental Authorization” means any (a) consent, license, registration, or permit issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law; or (b) right under any Contract with any Governmental Authority.

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(bb)	“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

(cc)	“Indemnified Party” has the meaning set forth in Section 11.01(d).

(dd)	“Indemnifying Party” has the meaning set forth in Section 11.01(d).

(ee)	“IRS” means the United States Internal Revenue Service.

(ff)	“Knowledge of Liberated” means the knowledge of a particular matter by any of the executive officers or directors of Liberated, after and assuming reasonable due inquiry.

(gg)	“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

(hh)	“Liabilities” means any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, mature or unmatured, or determined or determinable, including those arising under any Law, Action, Governmental Order or Contract.

(ii)	“Liberated Board” means the Board of Directors of Liberated.

(jj)	“Liberated Common Stock” has the meaning set forth in Section 2.02.

(kk)	“Liberated Default” “ has the meaning set forth in Section 10.01.

(ll)	“Liberated Indemnified Party” has the meaning set forth in Section 11.01(c).

(mm)	“Liberated Organizational Documents” has the meaning set forth in Section 5.01.

(nn)	“Liberated” has the meaning set forth in the introductory paragraph hereto.

(oo)	“Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

(pp)	“Loss” and “Losses” have the meanings set forth in Section 11.01(a).

(qq)	“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the affected Person, or (b) the ability of such Person to consummate the Transactions on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to: (i) any changes, conditions or effects in the United States economy or securities or financial markets in general; (ii) changes, conditions or effects that generally affect the industries in which such Person operates; (iii) any change, effect or circumstance resulting from an action required or permitted by this Agreement; or (iv) conditions caused by acts of terrorism or war (whether or not declared); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i), (ii) or (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person compared to other participants in the industries in which such Person conducts its business.

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(rr)	“Mr. Carter” has the meaning set forth in the introductory paragraph hereto.

(ss)	“Mr. Conway Default” has the meaning set forth in Section 10.03.

(tt)	“Mr. Conway” has the meaning set forth in the introductory paragraph hereto.

(uu)	“Mr. Rhee” has the meaning set forth in the introductory paragraph hereto.

(vv)	“Mr. Zimeri” has the meaning set forth in the introductory paragraph hereto.

(ww)	“Ngen” has the meaning set forth in the introductory paragraph hereto.

(xx)	“Ordinary Course of Business” means an action which is taken in the ordinary course of the normal day-to-day operations of the Person taking such action consistent with the past practices of such Person, is not required to be authorized by the board of directors or other governing body of such Person (or by any Person or group of Persons exercising similar authority) and is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors or other governing body (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

(yy)	“Organizational Documents” means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the certificate of formation and limited liability company agreement, operating agreement, or like agreement of a limited liability company; (c) the partnership agreement and any statement of partnership of a general partnership; (d) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (e) any charter or agreement or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to or restatement of any of the foregoing.

(zz)	“Party” and “Parties” have the meanings set forth in the introductory paragraph hereto.

(aaa)	“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a Governmental Authority, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(bbb)	“Purchase Agreement” has the meaning set forth in Section 8.09.

(ccc)	“Redemption Agreement” has the meaning set forth in Section 2.02.

(ddd)	“Redemption” has the meaning set forth in Section 2.02.

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(eee)	“Regulation S” has the meaning set forth in Section 3.06(f).

(fff)	“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

(ggg)	“Rule 144” has the meaning set forth in Section 3.06(f).

(hhh)	“SEC Reports” means all forms, reports, schedules, statements, certifications and other documents required by Liberated pursuant to the Securities Act or the Exchange Act.

(iii)	“SEC” means, the United States Securities and Exchange Commission.

(jjj)	“Second Party” has the meaning set forth in Section 10.05(d).

(kkk)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(lll)	“Series X Stock” has the meaning set forth in the recitals hereto.

(mmm)	“Shareholder Default” has the meaning set forth in Section 10.02.

(nnn)	“Shareholder Indemnified Party” has the meaning set forth in Section 11.01(a).

(ooo)	“Shareholders” has the meaning set forth in the introductory paragraph hereto.

(ppp)	“Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

(qqq)	“Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

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(rrr)	“Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

(sss)	“Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

(ttt)	“Third Party Claim” has the meaning set forth in Section 11.02(a).

(uuu)	“Transaction Documents” means, collectively, this Agreement, the Redemption Agreement and the other agreements and documents entered into in connection herewith.

(vvv)	“Transactions” has the meaning set forth in Section 2.01.

Section 1.02 Interpretive Provisions. Unless the express context otherwise requires:

(a)	the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)	terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c)	the terms “Dollars” and “$” mean United States Dollars;

(d)	references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement;

(e)	wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f)	references herein to any gender shall include each other gender;

(g)	references herein to any Person shall include such Person’s heirs, executors, personal Representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.02(g) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(h)	references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(i)	references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;

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(j)	with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(k)	references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and

(l)	references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

Article II. THE TRANSACTIONS

Section 2.01 The Transactions. On the terms and subject to the conditions in this Agreement, at the Closing, the Parties shall undertake the respective portions of the Transactions as set forth herein (collectively, the “Transactions”).

Section 2.02 Mr. Conway Redemption. On the Closing Date (as defined below), Liberated shall redeem from Mr. Conway the 250,000 shares of Series X Stock held by Mr. Conway as of the Closing, in return for (i) the payment to Mr. Conway of the sum of $25,000, which the Parties acknowledge will be paid immediately following the contribution of such amount to Liberated by Ngen as set forth below, and (ii) the issuance to Mr. Conway of a number of shares of common stock, par value $0.001 per share, of Liberated (the “Liberated Common Stock”), constituting 2% of the issued and outstanding shares of Liberated Common Stock as of the Closing Date, which the Parties acknowledge, as of Effective Date, would be 58,974,774 shares of Liberated Common Stock, but which amount shall be finally determined as of the Closing Date (the “Redemption”), pursuant to the Redemption Agreement as attached hereto as Exhibit C (the “Redemption Agreement”).

Section 2.03 Share Exchange.

(a)	On the Closing Date, and immediately following the completion of the Redemption, the Shareholders shall sell, assign, transfer and deliver to Liberated, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the Ngen Common Stock held by them, in exchange for the issuance to the Shareholders of the 250,000 shares of Series X Stock redeemed from Mr. Conway (the “Exchange Shares”), to be apportioned (i) 123,750 Exchange Shares to Mr. Rhee; (ii) 123,750 Exchange Shares to Mr. Carter and (iii) 2,500 Exchange Shares to Mr. Zimeri.

(b)	The exchange as set forth in this Section 2.03, subject to the other terms and conditions herein, is referred to collectively herein as the “Exchange.”

(c)	At the Closing, the Shareholders shall, upon delivery of the stock powers as set forth herein, shall be recorded in the stock ledger of Liberated as the owners of the applicable portion of the Exchange Shares.

(d)	Effective as of the Closing, any warrants to acquire shares of Ngen Common Stock shall be automatically terminated without any further action of any Party and without any payment therefore.

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Section 2.04 Contribution. At the Closing, the Shareholders shall cause Ngen shall contribute $25,000 to the capital of Liberated, and Liberated shall utilize such amount to pay the required payment to Mr. Conway pursuant to Section 2.02.

Section 2.05 Closing. The closing of the Transactions (the “Closing”) shall occur on the first Business Day following the satisfaction, or waiver by the Party for whose benefit such condition(s) exist(s), of the conditions to the Closing as set forth in Article VII, Article VIII and Article IX, other than those conditions which, by their terms shall be satisfied solely at the Closing, or such other date as agreed by the Parties (such date, the “Closing Date”), via the delivery of documents between the parties via executed PDF of the Transaction Documents via email or other transmission, and shall be deemed to occur in the order as set forth in this Article II.

Section 2.06 Deliverables at the Closing.

(a)	At the Closing, the Shareholders shall deliver

(i)	to Liberated:

(1)	The stock power attached hereto as Exhibit B-1, duly executed by Mr. Rhee;

(2)	the stock power attached hereto as Exhibit B-2, duly executed by Mr. Carter;

(3)	the stock power attached hereto as Exhibit B-3, duly executed by Mr. Zimeri; and

(4)	a certificate of the Shareholders, duly executed by each Shareholder, confirming that the conditions to the Closing as set forth in Section 7.02(a) have been satisfied; and

(ii)	to Mr. Conway, a certificate of the Shareholders, duly executed by each Shareholder, confirming that the conditions to the Closing as set forth in Section 9.02(b) have been satisfied

(b)	At the Closing, Liberated shall:

(i)	Following the receipt of the $25,000 from Ngen as required pursuant to Section 2.04, deliver to Mr. Conway the sum of $25,000 via wire transfer to an account as specified by Mr. Conway prior to the Closing;

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(ii)	Issue to Mr. Conway the shares of Liberated Common Stock as required pursuant to Section 2.02, via book entry of such shares in the books and records of Liberated recording Mr. Conway as the beneficial owner thereof;

(iii)	Deliver to Mr. Conway:

(1)	The Redemption Agreement, duly executed by an authorized officer of Liberated;

(2)	a certificate of Liberated, duly executed by an authorized officer of Liberated, confirming that the conditions to the Closing as set forth in Section 9.02(a) have been satisfied;

(iv)	Issue to the Shareholders the Exchange Shares as required pursuant to Section 2.03(a), via book entry of such shares in the books and records of Liberated recording the applicable Shareholder as the beneficial owner of the applicable portion of the Exchange Shares; and

(v)	Deliver to the Shareholders a certificate of Liberated, duly executed by an authorized officer of Liberated, confirming that the conditions to the Closing as set forth in Section 8.02(a), Section 8.05 and Section 8.08 have been satisfied.

(c)	At the Closing, Mr. Conway shall deliver:

(i)	to Liberated:

(1)	the stock power attached hereto as Exhibit B-2 duly executed by Mr. Conway;

(2)	a certificate of Mr. Conway, duly executed by Mr. Conway, confirming that the conditions to the Closing as set forth in Section 7.02(b) have been satisfied;

(3)	the Redemption Agreement, duly executed by Mr. Conway; and

(ii)	to the Shareholders, a certificate of Mr. Conway, duly executed by Mr. Conway, confirming that the conditions to the Closing as set forth in Section 8.02(b) have been satisfied.

(d)	At the Closing, the Shareholders shall cause Ngen to deliver to Liberated the sum of $25,000 as required pursuant to Section 2.04.

Section 2.07 Additional Documents. At and following the Closing, the Parties shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to Closing together with such other items as may be reasonably requested by the Parties and their respective legal counsel in order to effectuate or evidence the Transactions.

Section 2.08 Conveyance Taxes. Liberated will pay all sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar Taxes incurred as a result of the Exchange.

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Article III. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

As an inducement to, and to obtain the reliance of the other Parties other than the Shareholders, each Shareholder, severally and not jointly, represents and warrants to the other Parties as follows, provided that the representations and warranties as set forth in Section 3.05 and Section 3.06 are given solely to Liberated and are given solely with respect to the shares of Ngen Common Stock held by such Shareholder and the Exchange Shares to be received by such Shareholder with respect to the shares of Ngen Common Stock held by such Shareholder:

Section 3.01 Existence and Power. Such Shareholder is an individual and has the power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.

Section 3.02 Due Authorization. Such Shareholder has taken all actions required by Law, its organizational documents or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the Transactions. The execution, delivery and performance by such Shareholder of this Agreement and the consummation by such Shareholder of the Transactions will not violate any order to which it is subject or cause its breach of any contract to which it is a party.

Section 3.03 Valid Obligation.  This Agreement has been duly executed and delivered by such Shareholder and it constitutes, and upon its execution and delivery will constitute, a valid and legally binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.04 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by such Shareholder requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Governmental Authority, or any other Governmental Authorization.

Section 3.05 Title to and Issuance of the Ngen Common Stock. Such Shareholder is the record and beneficial owner and holder of the shares of Ngen Common Stock to be delivered to Liberated at the Closing as set forth herein, free and clear of all Liens, and none of the shares of Ngen Common Stock to be held by such Shareholder are subject to pre-emptive or similar rights, either pursuant to the articles of incorporation or bylaws of Ngen, requirement of Law or any contract, and no Person has any pre-emptive rights or similar rights to purchase or receive any of the shares of Ngen Common Stock held such Shareholder. Mr. Zimeri further represents and warrants that the Ngen Common Stock held by Mr. Zimeri was previously potentially attributed to “PZ Family Holdings” but that no such entity exists and Mr. Zimeri has always been the beneficial owner and holder thereof.

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Section 3.06 Investment Representations.

(a)	Investment Purpose. Such Shareholder understands and agrees that the consummation of this Agreement including the delivery of the Exchange Shares to the Shareholder in exchange for the shares of Ngen Common Stock as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Exchange Shares are being acquired for the Shareholder’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	Information. Such Shareholder has been furnished with all documents and materials relating to the business, finances and operations of Liberated and its subsidiaries and information that such Shareholder requested and deemed material to making an informed decision regarding this Agreement and the underlying transactions.

(c)	Reliance on Exemptions. Such Shareholder understands that the Exchange Shares are being offered and sold to such Shareholder in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that Liberated is relying upon the truth and accuracy of, and the Shareholder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Shareholder set forth herein in order to determine the availability of such exemptions and the eligibility of the Shareholder to acquire the Exchange Shares.

(d)	Information. Such Shareholder and their advisors, if any, have been furnished with all materials relating to the business, finances and operations of Liberated and materials relating to the offer and sale of the Exchange Shares which have been requested by such Shareholder or their advisors. Such Shareholder and their advisors, if any, have been afforded the opportunity to ask questions of Liberated. Such Shareholder understands that their investment in the Exchange Shares involves a significant degree of risk.

(e)	Governmental Review. Such Shareholder understands that no United States federal or state agency or any other Governmental Authority has passed upon or made any recommendation or endorsement of the Exchange Shares.

(f)	Transfer or Resale. Such Shareholder understands that (i) the sale or re-sale of the Exchange Shares has not been and is not being registered under the Securities Act or any applicable state securities Laws, and the Exchange Shares may not be transferred unless (a) the Exchange Shares are sold pursuant to an effective registration statement under the Securities Act, (b) such Shareholder shall have delivered to Liberated, at the cost of such Shareholder, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Exchange Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by Liberated, (c) the Exchange Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of such Shareholder who agree to sell or otherwise transfer the Exchange Shares only in accordance with this Section 3.06 and who is an Accredited Investor, (d) the Exchange Shares are sold pursuant to Rule 144, or (e) the Exchange Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and such Shareholder shall have delivered to Liberated, at the cost of such Shareholder, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by Liberated; (ii) any sale of such Exchange Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Exchange Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither Liberated nor any other person is under any obligation to register such Exchange Shares under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Exchange Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

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(g)	Legends. Such Shareholder understands that the Exchange Shares, until such time as the Exchange Shares have been registered under the Securities Act, or may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exchange Shares may bear a standard Rule 144 legend and a stop-transfer order may be placed against transfer of the certificates for such Exchange Shares.

(h)	Removal. The legend(s) referenced in Section 3.06(g) shall be removed and Liberated shall issue a certificate without such legend to the holder of any Exchange Shares upon which it is stamped, if, unless otherwise required by applicable state securities Laws, (a) the Exchange Shares are registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides Liberated with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Exchange Shares may be made without registration under the Securities Act, which opinion shall be accepted by Liberated so that the sale or transfer is effected. Such Shareholder agrees to sell all Exchange Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

Article IV. REPRESENTATIONS AND WARRANTIES OF MR. CONWAY

As an inducement to, and to obtain the reliance of the other Parties, Mr. Conway represents and warrants to such other Parties as follows:

Section 4.01 Existence and Power. Mr. Conway is an individual and has the power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on his business in all material respects as it is now being conducted.

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Section 4.02 Due Authorization. Mr. Conway has taken all actions required by Law or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the Transactions. The execution, delivery and performance by Mr. Conway of this Agreement and the consummation by Mr. Conway of the Transactions will not violate any order to which he is subject or cause its breach of any contract to which he is a party.

Section 4.03 Valid Obligation. This Agreement has been duly executed and delivered by Mr. Conway and it constitutes, and upon its execution and delivery will constitute, a valid and legally binding agreement of Mr. Conway, enforceable against Mr. Conway in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 4.04 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by Mr. Conway requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Governmental Authority, or any other Governmental Authorization.

Section 4.05 Title to and Issuance of the Series X Stock. Mr. Conway is the record and beneficial owner and holder of the shares of Series X Stock to be delivered to Liberated at the Closing as set forth herein, free and clear of all Liens, and none of the shares of Series X Stock held by Mr. Conway are subject to pre-emptive or similar rights, either pursuant to any Liberated Organizational Document, requirement of Law or any contract, and no Person has any pre-emptive rights or similar rights to purchase or receive any of the shares of Series X Stock.

Article V. REPRESENTATIONS AND WARRANTIES OF LIBERATED

As an inducement to, and to obtain the reliance of the other Parties, Liberated represents and warrants to the other Parties as follows:

Section 5.01 Organization. Liberated is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Nevada and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Liberated has delivered to the Shareholders complete and correct copies of the Articles of Incorporation and bylaws of Liberated as in effect on the Effective Date (the “Liberated Organizational Documents”). The execution and delivery of this Agreement does not, and the consummation of the Transactions will not, violate any provision of Liberated Organizational Documents. Liberated has taken all action required by Law, Liberated Organizational Documents, or otherwise to authorize the execution and delivery of this Agreement, and Liberated has full power, authority, and legal right and has taken all action required by Law, Liberated Organizational Documents or otherwise to consummate the Transactions.

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Section 5.02 Capitalization.

(a)	The authorized capital of Liberated consists of (a) 6,000,000,000 shares of Liberated Common Stock, of which 2,948,738,707 shares are issued and outstanding, and (b) 100,000,000 shares of preferred stock, par value $0.001 per share, of which (i) 10,000,000 shares have been designated as the Series X Stock, 1,000,000 of which are issued and outstanding and held of record by Mr. Conway, (ii) 1,000,000 shares have been designated as the Series A Preferred Stock of Liberated, of which 1,000,000 are issued and outstanding, all of which are held by Mr. Conway; and (iii) 10,000,000 shares have been designated as the Series B Preferred Stock of Liberated, of which none are issued and outstanding.

(b)	The issued and outstanding shares of Liberated Common Stock and Series X Stock are legally issued, fully paid, and non-assessable and were not issued in violation of the preemptive or other rights of any person.

Section 5.03 Options or Warrants. Other than as set forth in the SEC Reports, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by Liberated relating to the issued or unissued capital stock of Liberated or obligating Liberated to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, Liberated. Other than as set forth herein, there are no outstanding contractual obligations of Liberated to repurchase, redeem or otherwise acquire any shares of Liberated Common Stock of Liberated or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

Section 5.04 SEC Reporting and Compliance.

(a)	All required SEC Reports have been filed with, or otherwise transmitted to the SEC and such SEC Reports are available on the SEC’s website through EDGAR. Except to the extent amended or superseded by a subsequent filing with the SEC, as of their respective dates (and if so amended or superseded, then on the date of such subsequent filing), none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by Liberated relating to the SEC Reports. None of the SEC Reports is, to the Knowledge of Liberated, the subject of ongoing SEC review.

(b)	The financial statements (including in all cases the notes thereto, if any) of Liberated included in the SEC Reports (i) in all material respects, were prepared consistent with the books and records of Liberated, (ii) in all material respects, present fairly the financial position of Liberated as of the respective dates thereof and the results of operations and cash flows of Liberated for the periods thereof, (iii) have been prepared in accordance with GAAP; provided that any unaudited, interim period financial statements need not include footnote disclosures and other presentation items or year-end adjustments that are required by GAAP to be included in year-end financial statements, and (iv) comply in all material respects with the applicable accounting requirements of the SEC, the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder.

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(c)	Liberated is not an investment company within the meaning of Section 3 of the Investment Company Act of 1940, as amended.

(d)	The shares of Liberated Common Stock are quoted on the OTCPINK level of the OTC Markets under the symbol “LIBE.OB” and Liberated is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with all rules and regulations of the OTC Markets applicable to it and Liberated Common Stock. The issuance of Exchange Shares under this Agreement will not contravene the rules and regulations of the trading market on which Liberated Common Stock is listed or quoted, as of the Closing, and no approval of the stockholders of Liberated is required for Liberated to issue and deliver Liberated Common Stock contemplated by this Agreement other than Liberated Shareholder Approval.

(e)	As of the Effective Date, Liberated’s SEC Reports include all certifications and statements required of it, if any, by (i) Rule 13a-14 or 15d-14 under the Exchange Act, and (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002), and each of such certifications and statements contain no qualifications or exceptions to the matters certified therein other than a knowledge qualification, permitted under such provision, and have not been modified or withdrawn and neither Liberated nor any of its officers has received any notice from the SEC questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications or statements.

(f)	Liberated has otherwise complied with the Securities Act, Exchange Act and all other applicable federal and state securities laws, rules and regulations.

(g)	The balance sheets and statements of operations, stockholders’ equity and cash flows contained in Liberated SEC Reports (the “Liberated Financial Statements”) (a) comply as to form in all material respects with applicable accounting requirements and rules and regulations of the SEC with respect thereto, (b) have been prepared in accordance with GAAP applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits), (c) are in accordance with the books and records of Liberated and (d) present fairly in all material respects the financial condition of Liberated at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified.

Section 5.05 Liabilities. The SEC Reports set forth any and all Liabilities of Liberated.

Section 5.06 Subsidiaries and Predecessor Corporations. Other than as set forth in the SEC Reports, Liberated does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

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Section 5.07 Information. The information concerning Liberated set forth in this Agreement and in the SEC Reports is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 5.08 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Liberated is a party or to which any of its assets, properties or operations are subject. The execution, delivery and performance by Liberated of the Transactions Documents and the other agreements to be made by Liberated pursuant to or in connection with the Transactions Documents and the consummation by Liberated of the transactions contemplated by the Transactions Documents will not cause Liberated to violate or contravene (a) any provision of Law, (b) any rule or regulation of any agency, government or Governmental Authority, (c) any order, judgment or decree of any court or Governmental Authority, or (d) any provision of Liberated’s Organizational Documents and will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under any material indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or Contract to which Liberated is a party or by which Liberated or any of its properties is bound.

Section 5.09 Compliance With Laws and Regulations. Liberated has complied in all material respects with all United States federal, state or local or any applicable foreign Laws applicable to Liberated and the operation of its business.

Section 5.10 Approval of Agreement. The Liberated Board has authorized the execution and delivery of this Agreement by Liberated and has approved this Agreement and the Transactions.

Section 5.11 Valid Obligation. This Agreement and all agreements and other documents executed by Liberated in connection herewith constitute the valid and binding obligation of Liberated, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 5.12 Validity of Shares. The Exchange Shares to be issued at the Closing pursuant to this Agreement, when issued and delivered in accordance with the terms of the Agreement, shall be duly and validly issued, fully paid and non-assessable. The issuance of the Exchange Shares will be exempt from the registration and prospectus delivery requirements of the Securities Act and from the qualification or registration requirements of any applicable state “Blue Sky” or securities laws.

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Section 5.13 Absence of Certain Changes or Events. Since the date of the filing of the most recent SEC Report by Liberated, or such other date as provided for herein, and other than for, or as a result of, the Transactions as contemplated herein:

(a)	there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of Liberated;

(b)	Liberated has not (i) amended any of the Liberated Organizational Documents; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (iii) made any material change in its method of management, operation or accounting, (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c)	Liberated has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof other than for customary compensatory purposes, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the Ordinary Course of Business; (iii) sold or transferred, or agreed to sell or transfer, any material portion of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures.

Section 5.14 Governmental Consents.

(a)	All material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of Liberated required in connection with the consummation of the Transactions shall have been obtained prior to, and be effective as of, the Closing.

(b)	All material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of Liberated required in connection with the consummation of the Transactions shall have been obtained prior to, and be effective as of, the Closing.

Section 5.15 Compliance with Laws and Other Instruments. The execution, delivery and performance by Liberated of the Transactions Documents and the other agreements to be made by Liberated pursuant to or in connection with the Transactions Documents and the consummation by Liberated of the transactions contemplated by the Transactions Documents will not cause Liberated to violate or contravene (a) any provision of Law, (b) any rule or regulation of any agency, government or Governmental Authority, (c) any order, judgment or decree of any court or Governmental Authority, or (d) any provision of the Liberated Organizational Documents and will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under any material indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or contract to which Liberated is a party or by which Liberated or any of its properties is bound.

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Section 5.16 No General Solicitation. In issuing the Exchange Shares in the Transactions, neither Liberated nor anyone acting on its behalf has offered to sell the Exchange Shares by any form of general solicitation or advertising.

Section 5.17 Binding Obligations. This Agreement, together with the Transaction Documents, constitute the legal, valid and binding obligations of Liberated, and are enforceable against Liberated, in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 5.18 Absence of Changes. Except as disclosed in the SEC Reports filed as of the Effective Date, Liberated has conducted its business in the ordinary course consistent with past practices. Without limiting the generality of the foregoing, except as set forth in the SEC Reports filed as of the Effective Date, there has not been any Material Adverse Effect in the value to Liberated of the Transactions.

Section 5.19 Tax Returns and Audits. All required federal, state and local Tax Returns of Liberated will have been accurately prepared in all material respects and duly filed, and all federal, state and local Taxes required to be paid with respect to the periods covered by such returns have been paid to the extent that the same have become due, except where the failure so to file or pay could not reasonably be expected to have a material adverse effect upon the Condition of Liberated. Liberated has not had a Tax deficiency assessed against it and has not executed a waiver of any statute of limitations or the assessment or collection of any Tax. None of Liberated’s federal income, state and local income and franchise tax returns has been audited by any governmental authority; and none of Liberated’s state or local income or franchise Tax Returns has been audited by any governmental authority. The reserves for Taxes reflected on Liberated Balance Sheet are and will be sufficient for the payment of all unpaid Taxes payable by Liberated with respect to the period ended on Liberated Balance Sheet Date. Since Liberated Balance Sheet Date, Liberated has made adequate provisions on its books of account for all Taxes with respect to its business, properties and operations for such period. Liberated has withheld or collected from each payment made to each of its employees the amount of all Taxes (including, but not limited to, federal, state and local income Taxes, Federal Insurance Contribution Act Taxes and Federal Unemployment Tax Act Taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax receiving officers or authorized depositaries. There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of Liberated now pending, and Liberated has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. Liberated has not agreed, nor is it required, to make any adjustments under Section 481(a) of the Code (or any similar provision of state, local and foreign law), whether by reason of a change in accounting method or otherwise, for any Tax period for which the applicable statute of limitations has not yet expired. Liberated (i) is not a party to, nor is it bound by or obligated under, any Tax Sharing Agreements, and (ii) does not have any potential liability or obligation to any Person as a result of, or pursuant to, any such Tax Sharing Agreements. Liberated has no liability for any other taxpayer under U.S. Treasury Regulation 1.1502-6 or any other similar provision.

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Section 5.20 Employee Benefit Plans; ERISA. Except as disclosed in the SEC Reports filed as of the Effective Date, there are no “employee benefit plans” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by Liberated, whether written or unwritten and whether or not funded.

Section 5.21 Litigation. There is no Action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the Knowledge of Liberated, threatened against or affecting Liberated or any of its properties, assets or businesses and, to the Knowledge of Liberated, there is no incident, transaction, occurrence or circumstance that might reasonably be expected to result in or form the basis for any such action, suit, arbitration or other proceeding. Liberated is not in default with respect to any Governmental Order, writ, judgment, injunction, decree, determination or award of any court or any Governmental Authority.

Section 5.22 Licenses. Liberated possesses from all appropriate governmental authorities all licenses, permits, authorizations, approvals, franchises and rights necessary for Liberated to engage in the business currently conducted by it, all of which are in full force and effect.

Section 5.23 Interested Party Transactions. No officer, director or stockholder of Liberated or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such Person or of Liberated has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by Liberated or (ii) purchases from or sells or furnishes to Liberated any goods or services, or (b) a beneficial interest in any contract or agreement to which Liberated is a party or by which it or any of its assets may be bound or affected.

Section 5.24 Obligations to or by Stockholders. Liberated has no liability or obligation or commitment to any stockholder of Liberated or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any stockholder of Liberated, nor does any stockholder of Liberated or any such Affiliate or associate have any liability, obligation or commitment to Liberated.

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Section 5.25 Assets and Contracts. Liberated has good title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its business. All such assets and properties, other than assets and properties in which Liberated has leasehold interests, are free and clear of all Liens. Liberated has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Liberated enjoys peaceful and undisturbed possession under all such leases. Except as expressly set forth in this Agreement or the SEC Reports filed as of the Effective Date, Liberated is not a party to any written or oral agreement not made in the ordinary course of business that is material to Liberated. No consent of any bank or other depository is required to maintain any bank account, other deposit relationship or safety deposit box of Liberated in effect following the consummation of the Transactions and the Transactions.

Section 5.26 Employees. Other than pursuant to ordinary arrangements of employment compensation, including employment agreements, (which such arrangements are described in the SEC Reports filed as of the Effective Date), Liberated is not under any obligation or liability to any officer, director, employee or Affiliate of Liberated.

Section 5.27 Duty to Make Inquiry. To the extent that any of the representations or warranties of Liberated herein are qualified by “knowledge” or “belief,” Liberated represents and warrants that it has made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry of its directors and executive officers.

Section 5.28 Internal Accounting Controls. Liberated maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Liberated has established disclosure controls and procedures for Liberated and designed such disclosure controls and procedures to ensure that material information relating to Liberated is made known to the officers by others within those entities. Liberated’s officers have evaluated the effectiveness of Liberated’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act and, as of such there have been no significant changes in Liberated’s internal controls or, to the Knowledge of Liberated, in other factors that could significantly affect Liberated’s internal controls.

Section 5.29 Certain Registration Matters. Except as specified in the SEC Reports filed as of the Effective Date, Liberated has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of Liberated registered with the SEC or any other governmental authority that have not been satisfied.

Section 5.30 Disclosure. There is no fact relating to Liberated that Liberated has not disclosed to the other Parties herein that materially and adversely affects nor, insofar as Liberated can now foresee, will materially and adversely affect, the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of Liberated. This Agreement does not, and any Transaction Document will not, (i) contain any representation, warranty or information by Purchaser that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

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Article VI. COVENANTS AND ADDITIONAL AGREEMENTS

Section 6.01 Access to Properties and Records. Following the Effective Date, Liberated will afford to the officers and authorized Representatives of the Shareholders access to the properties, books and records of Liberated, in order that the Shareholders may have a full opportunity to make such reasonable investigation as they shall desire to make of the affairs of such Liberated, and will furnish the Shareholders with such additional financial and operating data and other information as to the business and properties of Liberated as the Shareholders shall from time to time reasonably request.

Section 6.02 Third Party Consents and Certificates. The Parties agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the Transactions.

Section 6.03 Liberated Affirmative Covenants. Until the earlier of Closing and such time, if any, that this Agreement is terminated pursuant to the terms of Article X, and except as otherwise contemplated by this Agreement or all of the Shareholders shall otherwise consent in writing in advance, Liberated shall:

(a)	conduct the business of Liberated only in the Ordinary Course of Business and will use commercially reasonable best efforts to maintain and preserve the assets of Liberated, preserve intact the current business organization of Liberated, and maintain the relations and goodwill with customers, creditors, employees, agents, and others having business relationships with Liberated;

(b)	provide the Shareholders and their respective Representatives and agents reasonable access to the books and financial records of Liberated at any time during normal business hours prior to the Closing Date, at the Shareholders’ sole cost and expense, to perform any inspections or evaluations and, upon receiving from the Shareholders reasonable advance notice, observe any meetings of management of Liberated and its management which the Shareholders reasonably deem necessary or appropriate, other than any such meetings or portions thereof which relate to this Agreement or Transactions;

(c)	furnish to the Shareholders true, correct and complete copies of all records, documentation and other information in its possession as the Shareholders may reasonably request concerning Liberated;

(d)	furnish to the Shareholders copies of any and all amendments or supplements to the SEC Reports filed with the SEC and all subsequent registration statements and reports filed by Liberated subsequent to the filing of any SEC Report with the SEC and any and all subsequent information statements, proxy statements, reports or notices filed by Liberated with the SEC or delivered to the stockholders of Liberated;

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(e)	permit the Shareholders to, without any obligation to do so, contact any Governmental Authority about any Governmental Authorizations or Requirements of Law concerning Ngen;

(f)	cause all Contracts to which Liberated is a party to be performed to the extent required to be performed as of the Closing Date in full;

(g)	cooperate with the Shareholders with respect to all filings, permits or consents that Liberated elects to make or obtain or is required by Requirements of Law or other Persons to make or obtain in connection with the Transactions;

(h)	provide notice to the Shareholders as promptly as reasonably practicable upon becoming aware of any event or occurrence capable of causing a material impact on the business of Liberated;

(i)	use commercially reasonable efforts to cause the conditions precedent in Article VII to be satisfied.

Section 6.04 Liberated Negative Covenants. Until the earlier of Closing and such time, if any, that this Agreement is terminated pursuant to the terms of Article X, and except as otherwise contemplated by this Agreement or as the Shareholders shall otherwise consent in writing in advance, Liberated will not, and shall cause its Representatives not to, directly or indirectly:

(a)	Amend existing insurance coverage applicable to Liberated so long as such insurance is available at commercially reasonable rates;

(b)	dispose of any individual capital asset, and not incur, create or assume any Lien on any individual capital asset, in each case with a value in excess of $1,000, and provided that such disposition will not materially impact the operation of the business of Liberated or result in a Material Adverse Effect on Liberated;

(c)	take any action which could be reasonably expected to prevent or materially delay the consummation of the Transactions;

(d)	enter into any new material line of business or commit to any material capital expenditure outside of the Ordinary Course of Business;

(e)	(1) issue, authorize or propose the issuance of any equity interests of Liberated, (2) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or (3) make any distribution of, or directly or indirectly repurchase, redeem or otherwise acquire, any equity interests of Liberated, other than as contemplated herein;

(f)	amend any of the Organizational Documents of Liberated;

(g)	(1) enter into, adopt, materially amend, terminate, freeze, increase benefits under or agree to or make any award or grant under any employee benefit plan (or any plan that would be an employee benefit plan if in effect on the date hereof), (2) take any action to accelerate any rights or benefits under any employee benefit plan, (3) make or announce any increase in salaries, bonuses or other compensation or fringe benefits payable or to become payable, or grant, announce, or increase any termination or severance, retention, change-of-control or similar payments, to any present or former employee, officer, director, agent or independent contractor of Liberated, or (4) engage in any material reduction in force or promote any employee to or at or above the level of officer or senior management;

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(h)	enter into any Contract that, if such contract had been in effect on the date hereof, would have been material to the operations of Liberated, or amend or terminate any such material Contract or waive or cancel any material right thereunder, other than in the Ordinary Course of Business;

(i)	sell, lease or otherwise transfer, or create or incur any lien on the assets, securities, property, interests or businesses of Liberated other than in the Ordinary Course of Business;

(j)	create, incur, or assume any indebtedness or trade debt outside of the Ordinary Course of Business;

(k)	change any method of accounting or accounting practice or accounting policy used by any Liberated, other than such changes required by GAAP or Requirements of Law;

(l)	settle or compromise any material claims against Liberated;

(m)	make, revoke or change any Tax election, file any amended Tax Returns, settle or compromise any Tax liability or surrender any refund, waive any statute of limitations with respect to assessment of any Tax or incur any Tax liability outside of the Ordinary Course of Business in each case other than as required by any Requirements of Law;

(n)	acquire any business or Person, by merger, consolidation or otherwise, in a single transaction or a series of related transactions; or

(o)	agree to take any of the foregoing actions, except as expressly contemplated by this Agreement and the other agreements expressly contemplated hereby.

Section 6.05 Liberated No-Shop.

(a)	From the Effective Date until the first to occur of the Closing or the termination of this Agreement in accordance with its terms, (i) Liberated shall not, and (ii) Liberated shall cause the Representatives of Liberated not to, directly or indirectly:

(i)	solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry;

(ii)	furnish any non-public information regarding Liberated to any Person who has made an Acquisition Proposal or an Acquisition Inquiry;

(iii)	engage in discussions or negotiations with any Person who has made an Acquisition Proposal or an Acquisition Inquiry (other than discussions in the Ordinary Course of Business that are unrelated to an Acquisition Proposal or Acquisition Inquiry, which shall be permitted);

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(iv)	approve, endorse or recommend an Acquisition Proposal or Acquisition Inquiry;

(v)	withdraw or propose to withdraw its approval and recommendation in favor of this Agreement and the Transactions; or

(vi)	enter into any letter of intent, agreement in principle, merger, acquisition, purchase or joint venture agreement or other similar agreement for any Liberated Acquisition Transaction.

(b)	From the Effective Date until the first to occur of the Closing or the termination of this Agreement in accordance with its terms, Liberated shall not, and Liberated shall ensure that the management of Liberated shall not, (i) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, (ii) take any action to make the provisions of any “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar anti-takeover statute or regulation inapplicable to any transaction contemplated by an Acquisition Proposal, or (iii) approve or recommend, or propose publicly to approve or recommend, or cause or authorize Liberated to enter into, any letter of intent, agreement in principle, merger, acquisition, or other Contract in respect of or relating to an Acquisition Proposal.

(c)	Liberated shall promptly, within 36 hours, advise the Shareholders orally and in writing of any Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry and the terms thereof and all material modifications thereto) that is made or submitted by any Person during the period beginning on the Effective Date and ending upon the Closing or the termination of this Agreement in accordance with its terms. Liberated shall keep the Shareholders reasonably informed on a current basis of any material developments in the status and terms of any such Acquisition Proposal or Acquisition Inquiry (including whether such Acquisition Proposal or Acquisition Inquiry has been withdrawn or rejected and any material change to the terms thereof).

(d)	Liberated shall immediately cease and cause to be terminated any discussions existing as of the Effective Date with any Person that relate to any Acquisition Proposal or Acquisition Inquiry proposed on or prior to the Effective Date. Liberated acknowledges and agree that any actions taken by or at the direction of a Representative of Liberated that, if taken by Liberated, would constitute a breach or violation of this Section 6.05 will be deemed to constitute a breach and violation of this Section 6.05 by Liberated.

Article VII. CONDITIONS PRECEDENT TO OBLIGATIONS OF LIBERATED

Section 7.01 Conditions. The obligations of Liberated to consummate the Closing are subject to the satisfaction or waiver, by Liberated in its sole discretion, at or before the Closing Date, of the conditions as set forth in the remainder of this Article VII.

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Section 7.02 Representations; Warranties and Covenants.

(a)	All of the representations and warranties of the Shareholders contained in this Agreement shall be true and correct in all material respects, other than any representations or warranties qualified as to materiality, which shall be true and correct in all respects, in each case when made and on and as of the Closing Date (with the same effect as though such representations and warranties had been made on and as of the Closing Date), except for such representations and warranties which are made as of a specified date, which shall be true and correct in all respects or in all material respects, as applicable, as of such date, and the Shareholders shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by the Shareholders prior to or at the Closing.

(b)	All of the representations and warranties of Mr. Conway contained in this Agreement shall be true and correct in all material respects, other than any representations or warranties qualified as to materiality, which shall be true and correct in all respects, in each case when made and on and as of the Closing Date (with the same effect as though such representations and warranties had been made on and as of the Closing Date), except for such representations and warranties which are made as of a specified date, which shall be true and correct in all respects or in all material respects, as applicable, as of such date, and Mr. Conway shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Mr. Conway prior to or at the Closing.

Section 7.03 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or Governmental Authority which prohibits the consummation of the Transactions and no Action shall have been commenced by or before any Governmental Authority against any Party seeking to restrain or materially and adversely alter the Transactions.

Section 7.04 Deliverables. Liberated and Mr. Conway shall have received the items and documents as required herein at the Closing.

Section 7.05 Audited Financials. Ngen shall have provided to Liberated audited financial statements for Ngen and related auditor reports thereon from its existing Public Company Accounting Oversight Board-registered auditors which consents to the inclusion of its statements in SEC public filings, for each of the two most recently ended fiscal years and any other period audited financials are required to be included in the SEC Reports following the Closing pursuant to applicable Law, and unaudited statements for any other required interim periods.

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Article VIII. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SHAREHOLDERS

Section 8.01 Conditions. The obligations of each of the Shareholders to consummate the Closing are subject to the satisfaction or waiver, by each of the Shareholders in their sole discretion, at or before the Closing Date of the conditions as set forth in the remainder of this Article VIII.

Section 8.02 Representations; Warranties and Covenants.

(a)	All of the representations and warranties of Liberated contained in this Agreement shall be true and correct in all material respects, other than any representations or warranties qualified as to materiality, which shall be true and correct in all respects, in each case when made and on and as of the Closing Date (with the same effect as though such representations and warranties had been made on and as of the Closing Date), except for such representations and warranties which are made as of a specified date, which shall be true and correct in all respects or in all material respects, as applicable, as of such date, and other than the representations and warranties contained in Section 5.12 which shall be true and correct in all respects, and Liberated shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Liberated prior to or at the Closing.

(b)	All of the representations and warranties of Mr. Conway contained in this Agreement shall be true and correct in all material respects, other than any representations or warranties qualified as to materiality, which shall be true and correct in all respects, in each case when made and on and as of the Closing Date (with the same effect as though such representations and warranties had been made on and as of the Closing Date), except for such representations and warranties which are made as of a specified date, which shall be true and correct in all respects or in all material respects, as applicable, as of such date, and other than the representations and warranties contained in Section 4.05 which shall be true and correct in all respects, and Mr. Conway shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Mr. Conway prior to or at the Closing.

Section 8.03 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or Governmental Authority which prohibits the consummation of the Transactions and no Action shall have been commenced by or before any Governmental Authority against any Party seeking to restrain or materially and adversely alter the Transactions.

Section 8.04 Deliverables. The Shareholders shall have received the items and documents as required herein at the Closing.

Section 8.05 No Material Adverse Effect. There shall not have occurred any Material Adverse Effect on Liberated prior to the Closing Date.

Section 8.06 Due Diligence Review. The Shareholders shall have completed their due diligence review of Liberated to the sole discretion and satisfaction of the Shareholders, provided, however, that any such determination by the Shareholders, or any waiver of this condition by the Shareholders, shall not alter, amend or modify any of the representations, warranties covenants or agreement of Liberated herein or the right or ability of the Shareholders to rely thereon or to enforce the same.

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Section 8.07 Audited Financials. Ngen shall have provided to Liberated the audited financial statements as provided to Liberated in Section 7.05.

Section 8.08 Preferred Stock. Liberated shall have no classes or series of preferred stock authorized, issued or outstanding, other than the Series X Stock.

Section 8.09 Purchase Agreement. The transactions pursuant to the Stock Purchase Agreement by and between Broken Circuit Technologies, Inc., an Affiliate of the Shareholders, and Mr. Conway, dated as of August 15, 2019 (the “Purchase Agreement”), shall have closed in accordance with the terms and conditions therein.

Article IX. CONDITIONS PRECEDENT TO OBLIGATIONS OF MR. CONWAY

Section 9.01 Conditions. The obligations of Mr. Conway to consummate the Closing are subject to the satisfaction or waiver, by Mr. Conway in his sole discretion, at or before the Closing Date of the conditions as set forth in the remainder of this Article IX.

Section 9.02 Representations; Warranties and Covenants.

(a)	All of the representations and warranties of Liberated contained in this Agreement shall be true and correct in all material respects, other than any representations or warranties qualified as to materiality, which shall be true and correct in all respects, in each case when made and on and as of the Closing Date (with the same effect as though such representations and warranties had been made on and as of the Closing Date), except for such representations and warranties which are made as of a specified date, which shall be true and correct in all respects or in all material respects, as applicable, as of such date, and Liberated shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Liberated prior to or at the Closing.

(b)	All of the representations and warranties of the Shareholders contained in this Agreement shall be true and correct in all material respects, other than any representations or warranties qualified as to materiality, which shall be true and correct in all respects, in each case when made and on and as of the Closing Date (with the same effect as though such representations and warranties had been made on and as of the Closing Date), except for such representations and warranties which are made as of a specified date, which shall be true and correct in all respects or in all material respects, as applicable, as of such date, and the Shareholders shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by the Shareholders prior to or at the Closing.

Section 9.03 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or Governmental Authority which prohibits the consummation of the Transactions and no Action shall have been commenced by or before any Governmental Authority against any Party seeking to restrain or materially and adversely alter the Transactions.

Section 9.04 Deliverables. Mr. Conway shall have received the items and documents as required herein at the Closing.

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Article X. DEFAULT AND TERMINATION

Section 10.01 Default by Liberated. If Liberated fails to perform any of its material obligations under this Agreement, or is in breach in any material respect of any representation, warranty, covenant or agreement on the part of Liberated set forth in this Agreement, and, if such breach or failure is capable of being cured, such failure or breach has not been cured within 10 days after receipt of notice from another Party of such breach by Liberated, then Liberated shall be in default hereunder (such event, a “Liberated Default”). In the event of a Liberated Default, either (A) the Shareholders, acting jointly or (B) Mr. Conway, shall be entitled to elect either (1) to bring an action for specific performance of this Agreement pursuant to Section 13.18 or (2) to terminate this Agreement pursuant to Section 10.04 and proceed against Liberated for payment for expenses as set forth in Section 10.05. This provision shall be in addition to the Parties’ rights and remedies as set forth in Article XI.

Section 10.02 Default by the Shareholders. If any of the Shareholders fail to perform any of their respective material obligations under this Agreement, or is in breach in any material respect of any representation, warranty, covenant or agreement on the part of the Shareholders set forth in this Agreement, and, if such breach or failure is capable of being cured, such failure or breach has not been cured within 10 days after receipt of notice from another Party of such breach by the Shareholders, then the Shareholders shall be in default hereunder (such event, a “Shareholder Default”). In the event of a Shareholder Default, either (A) Liberated or (B) Mr. Conway, shall be entitled to elect either (1) to bring an action for specific performance of this Agreement pursuant to Section 13.18 or (2) to terminate this Agreement pursuant Section 10.04 and proceed against the Shareholders for payment for expenses as set forth in Section 10.05. This provision shall be in addition to the Parties’ rights and remedies as set forth in Article XI.

Section 10.03 Default by Mr. Conway. If Mr. Conway fails to perform any of his material obligations under this Agreement, or is in breach in any material respect of any representation, warranty, covenant or agreement on the part of Mr. Conway set forth in this Agreement, and, if such breach or failure is capable of being cured, such failure or breach has not been cured within 10 days after receipt of notice from another Party of such breach by Mr. Conway, then Mr. Conway shall be in default hereunder (such event, a “Mr. Conway Default”). In the event of a Mr. Conway Default, either (A) the Shareholders, acting jointly, or (B) Liberated, shall be entitled to elect either (1) to bring an action for specific performance of this Agreement pursuant to Section 13.18 or (2) to terminate this Agreement pursuant to Section 10.04 and proceed against Mr. Conway for payment for expenses as set forth in Section 10.05. This provision shall be in addition to the Parties’ rights and remedies as set forth in Article XI.

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Section 10.04 Termination. This Agreement may be terminated at any time before the Closing Date, as follows:

(a)	by mutual written consent of all of the Parties;

(b)	by any Party, upon written notice to the other Parties, if there shall be in effect a final nonappealable order, judgment, injunction or decree entered by or with any Governmental Authority restraining, enjoining or otherwise prohibiting the consummation of the Transactions;

(c)	by Liberated, upon written notice to all of the other Parties, if there shall have been a Shareholder Default or a Mr. Conway Default;

(d)	by the Shareholders, acting jointly, upon written notice to all of the other Parties, if there shall have been a Liberated Default or a Mr. Conway Default;

(e)	by Mr. Conway, upon written notice to all of the other Parties, if there shall have been a Liberated Default or a Shareholder Default;

(f)	by the Shareholders, upon written notice to the other Parties, in the event that a Material Adverse Effect with respect to Liberated has occurred prior to the Closing;

(g)	by the Shareholders, upon written notice to the other Parties, at any time in the event that the Shareholders’ due diligence review of Liberated is unsatisfactory to the Shareholders for any reason in their sole discretion;

(h)	by either the Shareholders acting jointly, or Mr. Conway, upon written notice to the other Parties, in the event that the transactions as set forth in the Purchase Agreement have not closed in accordance with their terms by August 31, 2019;

(i)	by any of (1) the Shareholders acting jointly, (2) Liberated or (3) and Mr. Conway, if the Closing has not occurred by October 31, 2019, provided, however, that the right to terminate this Agreement under this Section 10.04(i) shall not be available:

(i)	to the Shareholders if, as of such time, any other Party has a right to terminate this Agreement pursuant to this Section 10.04 due to a Shareholder Default or in the event that the failure of the Closing to so occur was caused by any of the Shareholders, other than in compliance with their rights hereunder; or

(ii)	to Liberated if, as of such time, any other Party has a right to terminate this Agreement pursuant to this Section 10.04 due to a Liberated Default or in the event that the failure of the Closing to so occur was caused by Liberated, other than in compliance with their rights hereunder; or

(iii)	to Mr. Conway if, as of such time, any other Party has a right to terminate this Agreement pursuant to this Section 10.04 due to a Mr. Conway Default or in the event that the failure of the Closing to so occur was caused by Mr. Conway, other than in compliance with their rights hereunder.

Section 10.05 Termination Costs.

(a)	If this Agreement is validly terminated by any Party hereunder as a result of a Liberated Default, and only in that event, then, promptly but in any event within three Business Days following such termination, Liberated shall pay to each other Party an amount in cash equal to each of such Party’s respective reasonable out of pocket costs incurred with respect to the Transactions following the Effective Date, by wire transfer of immediately available funds to one or more accounts designated in writing by the applicable other Party.

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(b)	If this Agreement is validly terminated by any Party hereunder as a result of a Shareholder Default, and only in that event, then, promptly but in any event within three Business Days following such termination, the Shareholders, collectively, shall pay to each other Party an amount in cash equal to each of such Party’s respective reasonable out of pocket costs incurred with respect to the Transactions following the Effective Date, by wire transfer of immediately available funds to one or more accounts designated in writing by the applicable other Party.

(c)	If this Agreement is validly terminated by any Party hereunder as a result of a Mr. Conway Default, and only in that event, then, promptly but in any event within three Business Days following such termination, Mr. Conway shall pay to each other Party an amount in cash equal to each of such Party’s respective reasonable out of pocket costs incurred with respect to the Transactions following the Effective Date, by wire transfer of immediately available funds to one or more accounts designated in writing by the applicable other Party.

(d)	Each Party acknowledges that the agreements contained in this Section 10.05 are an integral part of the Transactions and that, without these agreements, the Parties would not enter into this Agreement. Accordingly if any Party fails to pay any amounts due pursuant to this Section 10.05 (the “First Party”), and, in order to obtain such payment, the other party (the “Second Party”) commences any action, arbitration, hearing, litigation or suit (whether civil, criminal, administrative, investigative, or informal) that results in a judgment against the First Party for the amounts set forth in this Section 10.05, the First Party shall pay to the Second Party the Second Party’s costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such proceeding, together with interest on the amounts due pursuant to this Section 10.05 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

Section 10.06 Effect of Termination. In the event of termination of this Agreement pursuant to this Article X, this Agreement (other than this Article X, Article XI, Article XII and Article XIII) shall become void and of no further force or effect with no liability on the part of any Party; provided, however, that, any such termination shall not relieve any Party from liability any liability or obligation arising prior to such termination.

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Article XI. INDEMNIFICATION

Section 11.01 Indemnification Obligations Generally.

(a)	In the event that the Closing occurs, the Shareholders, jointly and severally, hereby agree to indemnify and hold harmless to the fullest extent permitted by applicable law, each other Party and each of their respective Affiliates and each of its and their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (each a “Shareholder Indemnified Party”), against and in respect of any and all out-of-pocket loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses” and each a “Loss”) incurred or sustained by any Shareholder Indemnified Party as a result of or in connection with (i) any breach or inaccuracy of any of the representations or warranties of the Shareholders set forth herein or in any other Transaction Document; (ii) any breach or non-fulfillment of any covenant, agreement or obligation of the Shareholders set forth herein or in any other Transaction Document; (iii) any breach or non-fulfillment of any covenant, agreement or obligation of Ngen set forth herein or in any other Transaction Document which is to be fulfilled or complied after the Closing Date; (iv) any breach or non-fulfillment of any covenant, agreement or obligation of Liberated set forth herein or in any other Transaction Document which is to be fulfilled or complied after the Closing Date; or (v) any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any of the Shareholders or any Person acting on any of their behalf in connection with any Transactions.

(b)	In the event that the Closing occurs, Mr. Conway hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable law, each other Party and each of their respective Affiliates and each of its and their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (each a “Conway Indemnified Party”), against and in respect of any and all Losses incurred or sustained by any Conway Indemnified Party as a result of or in connection with (i) any breach or inaccuracy of any of the representations or warranties of Mr. Conway or Liberated set forth herein or in any other Transaction Document; (ii) any breach or non-fulfillment of any covenant, agreement or obligation of Mr. Conway set forth herein or in any other Transaction Document; (iii) any breach or non-fulfillment of any covenant, agreement or obligation of Liberated set forth herein or in any other Transaction Document which is to be fulfilled or complied with as of the Closing Date; or (iv) any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by Mr. Conway or any Person acting on any of their behalf in connection with any Transactions.

(c)	In the event that the Closing occurs, Liberated hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable law, each other Party and each of their respective Affiliates and each of its and their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (each a “Liberated Indemnified Party”), against and in respect of any and all Losses incurred or sustained by any Liberated Indemnified Party as a result of or in connection with (i) any breach or inaccuracy of any of the representations or warranties of Liberated set forth herein or in any other Transaction Document; (ii) any breach or non-fulfillment of any covenant, agreement or obligation of Liberated set forth herein or in any other Transaction Document; or (iii) any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by Liberated or any Person acting on its behalf in connection with any Transactions.

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(d)	A Party obligated to provide indemnification hereunder shall be referred to as the “Indemnifying Party” and a Party entitled to indemnification hereunder shall be referred to as the “Indemnified Party” and if there is more than one Party entitled to indemnification hereunder from an Indemnifying Party with respect to any particular claim hereunder, then all such Parties shall collectively be referred to as the “Indemnified Party.”

Section 11.02 Procedure. The following shall apply with respect to all claims for indemnification hereunder:

(a)	If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a Party or an Affiliate of a Party or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations. The notice as set forth above shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 11.02(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third-Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third-Party Claim, the Indemnified Party may, subject to Section 11.02(b), pay, compromise, defend such Third-Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim. The Parties shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available (subject to the provisions of Section 13.05) records relating to such Third-Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending Party, management employees of the non-defending Party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim.

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(b)	Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 11.02(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 11.02(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c)	Any Action by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) calendar days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d)	Upon a reasonable request made by the Indemnifying Party, each Indemnified Party seeking indemnification hereunder in respect of any Direct Claim, hereby agrees to consult with the Indemnifying Party and act reasonably to take actions reasonably requested by the Indemnifying Party in order to attempt to reduce the amount of Losses in respect of such Direct Claim. Any costs or expenses associated with taking such actions shall be included as Losses hereunder.

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Section 11.03 Certain Limitations. The indemnification provided for in this Article XI shall be subject to the following limitations:

(a)	The Shareholders, collectively, shall not be liable to the Shareholder Indemnified Parties for indemnification under Section 11.01(a) until the aggregate amount of all Losses, collectively with respect to all of the Shareholder Indemnified Parties, in respect of indemnification under Section 11.01(a) exceeds $10,000 (the “Basket”), in which event the Shareholders shall, collectively, be required to pay or be liable for all such Losses in excess of the Basket, provided that the Parties acknowledge and agree that the maximum liability of the Shareholders, collectively, for indemnification pursuant to this Article XI shall be the sum of $100,000 (the “Cap”), and the Shareholders, collectively, shall not have any liability to the Shareholder Indemnified Parties, collectively, in excess of the Cap.

(b)	Mr. Conway shall not be liable to the Conway Indemnified Parties for indemnification under Section 11.01(b) until the aggregate amount of all Losses, collectively with respect to all of the Conway Indemnified Parties, in respect of indemnification under Section 11.01(b) exceeds the Basket, in which event Mr. Conway shall be required to pay or be liable for all such Losses in excess of the Basket, provided that the Parties acknowledge and agree that the maximum liability of Mr. Conway for indemnification pursuant to this Article XI shall be the Cap, and Mr. Conway shall not have any liability to the Conway Indemnified Parties, collectively, in excess of the Cap.

(c)	Liberated shall not be liable to the Liberated Indemnified Parties for indemnification under Section 11.01(c) until the aggregate amount of all Losses, collectively with respect to all of the Liberated Indemnified Parties, in respect of indemnification under Section 11.01(c) exceeds the Basket, in which event Liberated shall be required to pay or be liable for all such Losses in excess of the Basket, provided that the Parties acknowledge and agree that the maximum liability of Liberated for indemnification pursuant to this Article XI shall be the Cap, and Liberated shall not have any liability to the Liberated Indemnified Parties, collectively, in excess of the Cap.

Section 11.04 Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article XI or otherwise pursuant to this Agreement, the Indemnifying Party shall satisfy its indemnification obligations within fifteen (15) Business Days of such agreement or adjudication. Any indemnification required by this Article XI for costs, disbursements or expenses of any Indemnified Party in connection with investigating, preparing to defend or defending any Third-Party Action or Direct Claim shall be made by periodic payments by the Indemnifying Party to each Indemnified Party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred.

Section 11.05 Insurance. Any indemnification payments hereunder shall take into account any insurance proceeds or other third-party reimbursement actually received.

Section 11.06 Effect of Investigation. The representations, warranties and covenants of any Indemnifying Party, and any Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of any Indemnified Party (including by any of its Representatives) or by reason of the fact that any Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate.

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Section 11.07 Exclusive Remedy. The indemnification provisions contained in this Article XI shall be the sole and exclusive remedy of the Parties with respect to the Transactions for any and all breaches or alleged breaches of any representations, warranties, covenants or agreements of the Parties hereto or any other provision of this Agreement or arising out of the Transactions, except (i) with respect to any equitable remedy to which such Party may be entitled to with respect to any claims or causes of action arising from the breach of any covenants or agreement of a Party that is to be performed subsequent to the Closing Date, or (ii) with respect to a Party, an actual and intentional fraud with respect to this Agreement and the Contemplated Transactions. In furtherance of the foregoing, each Party hereto, for itself and on behalf of its Affiliates, hereby waives, from and after the Closing, to the fullest extent permitted under applicable law and except as otherwise specified in this Article XI, any and all rights, claims and causes of action it may have against any other Party hereto relating to the subject matter of this Agreement or any other agreement, certificate or other document or instrument delivered pursuant to this Agreement, arising under or based upon any applicable law.

Section 11.08 Time Limit. The obligations of the Parties under this Article XI shall expire two (2) years from the Closing Date, except with respect to (i) an indemnification claim asserted in accordance with the provisions of this Article XI which remains unresolved, for which the obligation to indemnify shall continue until such claim is resolved; and (ii) resolved claims for which payment has not yet been paid to the indemnified Party.

Article XII. DISPUTE RESOLUTION

Section 12.01 Arbitration.

(a)	The Parties shall promptly submit any dispute, claim, or controversy arising out of or relating to any Transaction Document (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of any other Transaction Document) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to any Transaction Document (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of any Transaction Document) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(b)	If the Parties to the Dispute cannot agree upon the Arbitrator within ten (10) Business Days of the commencement of the efforts to so agree on an Arbitrator, each Party which is a party to the Dispute shall select one arbitrator and the arbitrators so selected shall select the sole Arbitrator who shall hear and resolve the Dispute.

(c)	The laws of the State of Nevada shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of Nevada applicable to a contract negotiated, signed, and wholly to be performed in the State of Nevada, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

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(d)	The arbitration shall be held in Dallas, Texas in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

(e)	On application to the Arbitrator, any Party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under any Transaction Document; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 12.01(c).

(f)	The Arbitrator may, at his discretion and at the expense of the Party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(g)	The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief, as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful Party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the Parties and not subject to appeal.

(h)	Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The Parties expressly consent to the exclusive jurisdiction of the Federal and State of Texas courts located in Dallas County, Texas to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The Parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the Parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the Parties) shall have been absent from such arbitration for any reason, including that such Party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

Section 12.02 Waiver of Jury Trial; Exemplary Damages.

(a)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 12.02(a).

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(b)	Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Article XIII. MISCELLANEOUS

Section 13.01 Brokers. The Parties agree that there were no finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Each Party agrees to indemnify each other Party against any claim by any Person for any commission, brokerage, or finder’s fee arising from the Transactions based on any alleged agreement or understanding between the indemnifying Party and such Person, whether express or implied from the actions of the indemnifying Party.

Section 13.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of the State of Nevada, without giving effect to the principles of conflicts of law thereunder. Subject to Article XII, each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with any Transaction Document shall be brought exclusively in the state or federal courts of the United States with jurisdiction in Dallas County, Texas. By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

Section 13.03 Notices.

(a)	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email with return receipt requested, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to any of the Shareholders:

Clifford Rhee

5430 LBJ Freeway Suite 1200

Dallas, TX 75240

Email: cliff.rhee@ngen-tech.com

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With a copy, which shall not constitute notice, to:

Anthony L.G., PLLC

Attn: John Cacomanolis

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Email: jcacomanolis@anthonypllc.com

If to Liberated:

Liberated Solutions, Inc.

Attn: Chief Executive Officer

17701 E 36th Street CTS

Independence, MO 64055

With copies, which shall not constitute notice, to:

Anthony L.G., PLLC

Attn: John Cacomanolis

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Email: jcacomanolis@anthonypllc.com

And

BRUNSON CHANDLER & JONES, PLLC

Attn: Chase Chandler

175 S. Main Street, Suite 1410

Salt Lake City, UT 84111

Email: chase@bcjlaw.com

If to Mr. Conway:

Brian Conway

c/o BRUNSON CHANDLER & JONES, PLLC

Attn: Chase Chandler

175 S. Main Street, Suite 1410

Salt Lake City, UT 84111

Email: bconway1@warwick.net

(b)	Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c)	Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

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Section 13.04 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce any Transaction Document or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 13.05 Confidentiality. Each Party agrees that, unless and until the transactions contemplated by the Transaction Documents have been consummated, it and its Representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any Representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by Law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by the Transaction Documents.

Section 13.06 Public Announcements and Filings. Unless required by applicable Law or regulatory authority, none of the Parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and Representatives in connection with the Transactions) or file any document, relating to this Agreement and the Transactions, except as may be mutually agreed by the Parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by Law or regulatory authorities, shall be delivered to each Party at least one (1) business day prior to the release thereof.

Section 13.07 Third Party Beneficiaries. This contract is strictly between the Parties and, except as specifically provided, no other Person and no director, officer, stockholder (other than the Shareholders), employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

Section 13.08 Expenses. Whether or not the Transactions are consummated, each Party will bear its own respective expenses, including legal, accounting and professional fees, incurred in connection with the Transactions, other than as specifically set forth herein.

Section 13.09 Entire Agreement. This Agreement, the Purchase Agreement and the other Transaction Documents represent the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 13.10 Survival; Termination. The representations, warranties and covenants and agreements of the Parties shall survive the Closing Date and the consummation of the Transactions for a period of two years.

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Section 13.11 Amendment; Waiver; Remedies; Agent.

(a)	This Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed all of the Parties.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing, except as otherwise specifically set forth herein.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by any Transaction Document. No exercise of any right or remedy with respect to a breach of any Transaction Document shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d)	Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of any Transaction Document or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

Section 13.12 Counsel. Each of the Parties acknowledge and recognize that Anthony L.G., PLLC and its attorneys have acted as legal counsel to Ngen, the Shareholders and Liberated, and their respective Affiliates and Representatives prior to the Effective Date, and Anthony L.G., PLLC and its attorneys will continue to act as legal counsel to Liberated, Ngen and the Shareholders after the Closing Date. Each of the Parties waives, on each of their own behalf and agrees to cause any Affiliates, subsidiaries, members, shareholders, agents, Representatives or partners of each of the forgoing to waive, any conflicts that may arise in connection with Anthony L.G., PLLC and its attorneys representing Liberated, Ngen and the Shareholders after the Closing Date. Without limiting the generality of the foregoing, the Parties agree that no Party or any of their respective Affiliates or Representatives shall seek to have Anthony L.G., PLLC or its attorneys disqualified from representing any Party or any of their respective Affiliates or Representatives in any dispute (whether in contract or tort) or any other matter that may arise between the Parties or any other parties following the Effective Date, including any matter based upon, arising out of or related to any Transaction Document or any of the Transactions, in whole or in part. The Parties hereto agree to take, and to cause their respective Affiliates and Representatives to take, all commercially reasonable steps necessary to implement the intent of this Section 13.12. Each of the Parties each acknowledges that it has had the opportunity to discuss and obtain adequate information concerning the significance and material risks of, and reasonable available alternatives to, the waivers, permissions and other provisions of any Transaction Document, including the opportunity to consult with counsel other than Anthony L.G., PLLC and its attorneys, and that Anthony L.G., PLLC has recommended to each of the Parties that they do so.

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Section 13.13 Arm’s Length Bargaining; No Presumption Against Drafter. The Transaction Documents have each been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of the Transaction Documents. No Transaction Document creates any fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of any Transaction Document or any provision hereof shall be made based upon which Person might have drafted any Transaction Document or such provision.

Section 13.14 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

Section 13.15 No Assignment or Delegation. No Party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the all of the other Parties and any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement. Each Transaction Document shall be binding on the permitted successors and assigns of the parties hereto or thereto.

Section 13.16 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each Party shall use their respective commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under the Transaction Documents so that the Transactions shall be consummated as soon as practicable, and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement and the Transactions.

Section 13.17 Further Assurances. Each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the Transactions.

Section 13.18 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of any Transaction Document were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 13.19 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

[Signatures Appear on Following Page]

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In witness whereof, the Parties have executed this Agreement as of the Effective Date.

Liberated Solutions, Inc.

By:	/s/ Brian Conway
Name:	Brian Conway
Title:	Chief Executive Officer

Clifford Rhee

By:	/s/ Clifford Rhee
Name:	Clifford Rhee

Edward Carter

By:	/s/ Edward Carter
Name:	Edward Carter

Peter Zimeri

By:	/s/ Peter Zimeri
Name:	Peter Zimeri

Brian Conway

By:	/s/ Brian Conway
Name:	Brian Conway

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Exhibit A

IRREVOCABLE STOCK POWER

Liberated Solutions, Inc.

[Mr. Conway to Liberated Solutions, Inc.]

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, Brian Conway (“Seller”) hereby assigns, transfers, and conveys to Liberated Solutions, Inc., a Nevada corporation (the “Company”), all of Seller’s right, title, and interest in and to two hundred and fifty thousand (250,000) shares of Series X Preferred Stock, par value $0.001 per share, of the Company and hereby irrevocably appoints the Secretary and the Chief Executive Officer of the Company, and each of them, as Seller’s attorney-in-fact to transfer said shares on the books of the Company, with full power of substitution in the premises.

Date: _______________________, 2019

Seller Name: Brian Conway

By:
Name:	Brian Conway

Exhibit B-1

IRREVOCABLE STOCK POWER

Ngen Technologies USA Corp

[Mr. Rhee to Liberated Solutions, Inc.]

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, Clifford Rhee (“Seller”) hereby assigns, transfers, and conveys to Liberated Solutions, Inc., a Nevada corporation, all of Seller’s right, title, and interest in and to four million, nine hundred and fifty thousand (4,950,000) shares of common stock, no par value per share, of Ngen Technologies USA Corp, a Texas corporation (the “Company”) and hereby irrevocably appoints the Secretary and the Chief Executive Officer of the Company, and each of them, as Seller’s attorney-in-fact to transfer said shares on the books of the Company, with full power of substitution in the premises.

Date: _______________________, 2019

Seller Name: Clifford Rhee

By:
Name:	Clifford Rhee

Exhibit B-2

IRREVOCABLE STOCK POWER

Ngen Technologies USA Corp

[Mr. Carter to Liberated Solutions, Inc.]

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, Edward Carter (“Seller”) hereby assigns, transfers, and conveys to Liberated Solutions, Inc., a Nevada corporation, all of Seller’s right, title, and interest in and to four million, nine hundred and fifty thousand (4,950,000) shares of common stock, no par value per share, of Ngen Technologies USA Corp, a Texas corporation (the “Company”) and hereby irrevocably appoints the Secretary and the Chief Executive Officer of the Company, and each of them, as Seller’s attorney-in-fact to transfer said shares on the books of the Company, with full power of substitution in the premises.

Date: _______________________, 2019

Seller Name: Edward Carter

By:
Name:	Edward Carter

Exhibit B-3

IRREVOCABLE STOCK POWER

Ngen Technologies USA Corp

[Mr. Zimeri to Liberated Solutions, Inc.]

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, Peter Zimeri (“Seller”) hereby assigns, transfers, and conveys to Liberated Solutions, Inc., a Nevada corporation, all of Seller’s right, title, and interest in and to one hundred thousand (100,000) shares of common stock, no par value per share, of Ngen Technologies USA Corp, a Texas corporation (the “Company”) and hereby irrevocably appoints the Secretary and the Chief Executive Officer of the Company, and each of them, as Seller’s attorney-in-fact to transfer said shares on the books of the Company, with full power of substitution in the premises.

Date: _______________________, 2019

Seller Name: Peter Zimeri

By:
Name:	Peter Zimeri

Exhibit C

Redemption Agreement

(Attached)

2

STOCK REDEMPTION AGREEMENT

Dated as of [________], 2019

This Stock Redemption Agreement (this “Agreement”), dated as of the date first set forth above (the “Effective Date”), is entered into by and between Liberated Solutions, Inc., a Nevada corporation (the “Company”) and Brian Conway (“Shareholder”).

RECITALS

WHEREAS, Shareholder is the owner of 250,000 shares of Series X Preferred Stock, par value $0.001 per share, of the Company (the “Series X Stock”);

WHEREAS, pursuant to the terms and conditions of this Agreement, Shareholder desires to sell, and the Company desires to purchase, all of the Shareholder’s rights, title, and interest in and to such 250,000 shares of Series X Stock (the “Shares”) as further described herein; and

WHEREAS, in connection with the redemption of the Shares, the parties hereto shall undertake such further actions as set forth herein.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.	Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, Shareholder shall sell, assign, transfer, convey, and deliver to the Company, and the Company shall accept and purchase, the Shares and any and all rights in the Shares to which Shareholder is entitled, and by doing so Shareholder shall be deemed to have assigned all of Shareholder’s rights, titles and interest in and to the Shares to the Company. Following the Closing (as defined below) the parties hereto acknowledge and agree that Shareholder holds no shares of any preferred stock of the Company.

2.	Consideration. The consideration for the acquisition of the Shares shall be a total purchase price of $25,000.00 (the “Redemption Price”) and the issuance to Shareholder of [_____________] shares of common stock, par value $0.001 per share, of Liberated (the “Liberated Common Stock”), constituting 2% of the issued and outstanding shares of Liberated Common Stock as of the Closing (the “Payment Shares”).

3.	Closing; Deliveries; Additional Actions.

3.1.	Closing. The purchase and sale of the Shares (the “Closing”) shall be held on the date hereof.

3.2.	Deliveries at Closing. At the Closing:

3.2.1.	Shareholder shall deliver to the Company the Stock Power as attached hereto as Exhibit A, duly endorsed by Shareholder; and

3.2.2.	the Company shall deliver to Shareholder the Redemption Price via a check and record Shareholder in the books and records of the Company as the owner of the Payment Shares.

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4.	Representations and Warranties of the Shareholder. Shareholder represents and warrants to the Company as set forth below.

4.1.	Right and Title to Shares. Shareholder legally and beneficially owns the Shares and no other party has any rights therein or thereto. There are no liens or other encumbrances of any kind on the Shares and Shareholder has the sole right to dispose of the Shares. There are no outstanding options, warrants or other similar agreements with respect to the Shares.

4.2.	Organization and Standing. Shareholder is natural person and has all requisite power and authority to own its properties and conduct its business as it is now being conducted.

4.3.	Due Authority; No Violation. Shareholder has all requisite rights and authority or the capacity to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Shareholder, and no other proceedings on the part of such party are necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby on the part of Shareholder. The execution, delivery and performance of this Agreement will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreement or instrument to which Shareholder is a party or by which it or its assets may be bound or (y) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive award or decree of any governmental authority applicable to Shareholder or (z) conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) Shareholder’s organizational or operating documents or any order, judgment, arbitration award, or decree to which such Shareholder is a party or by which it or any of its assets or properties are bound.

4.4.	Approvals. No approval, authority, or consent of or filing by Shareholder with, or notification to, any governmental authority, is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

4.5.	Enforceability. This Agreement has been duly executed and delivered by Shareholder and, assuming that this Agreement constitutes the legal, valid and binding obligation of the Company, constitutes the legal, valid, and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

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5.	Representations and Warranties of the Company. The Company represents and warrants to Shareholder as set forth below.

5.1.	Organization and Standing. The Company is duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all requisite power and authority to own its properties and conduct its business as it is now being conducted. The nature of the business and the character of the properties the Company owns or leases do not make licensing or qualification of such party as a foreign entity necessary under the laws of any other jurisdiction, except to the extent such licensing or qualification have already been obtained.

5.2.	Due Authority; No Violation. The Company has all requisite rights and authority or the capacity to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company, and no other proceedings on the part of such party are necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby on the part of the Company. The execution, delivery and performance of this Agreement will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreement or instrument to which the Company is a party or by which it or its assets may be bound or (y) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive award or decree of any governmental authority applicable to the Company or (z) conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) the Company’s organizational documents, or any order, judgment, arbitration award, or decree to which such the Company is a party or by which it or any of its assets or properties are bound.

5.3.	Approvals. No approval, authority, or consent of or filing by the Company with, or notification to, any governmental authority, is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

5.4.	Enforceability. This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes the legal, valid and binding obligation of Shareholder, constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

6.	Covenants and Agreements.

6.1.	Each of the parties hereto, as promptly as practicable, shall make, or cause to be made, all filings and submissions under laws applicable to it and its affiliates, as may be required for it to consummate the transactions contemplated hereby and shall use its commercially reasonable efforts to obtain, or cause to be obtained, all other authorizations, approvals, consents and waivers from all persons and governmental authorities necessary to be obtained by it or its affiliates, in order for it to consummate such transactions, at the cost of the party required to file or submit the same. Notwithstanding anything to the contrary herein, nothing herein shall require, or be construed to require, any party to agree to hold separate or to divest any of the businesses, product lines or assets.

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6.2.	Each party hereto shall promptly inform the other parties of any material communication from any governmental authority regarding any of the transactions contemplated by this Agreement and shall promptly furnish the other parties with copies of substantive notices or other communications received from any third party or any governmental authority with respect to such transactions. Each party shall agree on the content of any proposed substantive written communication or submission or any oral communication to any governmental authority. If any party or any affiliate thereof receives a request for additional information or documentary material from any such governmental authority with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. The parties shall, to the extent practicable, provide the other parties and their counsel with advance notice of and the opportunity to participate in any substantive discussion, telephone call or meeting with any governmental authority in respect of any filing, investigation or other inquiry in connection with the transactions contemplated by this Agreement and to participate in the preparation for such discussion, telephone call or meeting, to the extent not prohibited by the governmental authority.

6.3.	Each of the parties shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby.

7.	Miscellaneous.

7.1.	Further Assurances. From time to time, whether at or following the Closing, each party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

7.2.	Expenses. Each of the parties shall pay its own costs that it incurs incident to the preparation, execution, and delivery of this Agreement and the performance of any related obligations, whether or not the transactions contemplated by this Agreement shall be consummated.

7.3.	Fees. Each party hereto agrees to pay the costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party in litigation, arbitration, administrative proceeding or any other proceeding related to the enforcement or interpretation of any of the terms of this Agreement.

7.4.	Consequential Damages. EACH PARTY HERETO WAIVES ANY AND ALL CLAIMS AGAINST THE OTHER FOR ANY LOSS, COST, DAMAGE, EXPENSE, INJURY OR OTHER LIABILITY WHICH IS IN THE NATURE OF INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES WHICH ARE SUFFERED OR INCURRED AS THE RESULT OF, ARISE OUT OF, OR ARE IN ANY WAY CONNECTED TO THE PERFORMANCE OF THE OBLIGATIONS UNDER THIS AGREEMENT.

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7.5.	Representations and Warranties. All representations, warranties, and agreements made by the parties pursuant to this Agreement shall survive the consummation of the transactions contemplated herein until the expiration of the applicable statute of limitations.

7.6.	Notices. All notices or other communications required or permitted hereunder shall be in writing shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent to the addresses of the parties as indicated on the signature page hereto; or (d) if sent via email, when sent with return receipt requested and received, in each case to the addresses as set forth below. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

If to the Company, to:

Liberated Solutions, Inc.

17701 E 36th Street CT S

Independence, MO 64055

If to Shareholder, to:

Brian Conway

c/o BRUNSON CHANDLER & JONES, PLLC

Attn: Chase Chandler

175 S. Main Street, Suite 1410

Salt Lake City, UT 84111

Email: bconway1@warwick.net

7.7.	Choice of Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.

7.8.	Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.8.

7.9.	Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns. No party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other parties to this Agreement, which any such party may withhold in its absolute discretion.

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7.10.	No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights, remedies or claims upon any Person or entity not a party or a permitted assignee of a party to this Agreement.

7.11.	Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) any other party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

7.12.	Entire Agreement. This Agreement represents the entire understanding and agreement between the parties regarding the subject matter hereof and supersede all prior agreements, representations, warranties, and negotiations between the parties. This Agreement may be amended, supplemented, or changed only by an agreement in writing that makes specific reference to this Agreement or the agreement delivered pursuant to it, and must be signed by all of the parties hereto. This Agreement may not be amended by email or other electronic communications.

7.13.	Interpretation. The parties have jointly participated in the drafting and negotiation of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties thereto and no presumption of burden of proof shall arise favoring or burdening any party by virtue of the authorship of any provision in this Agreement.

7.14.	Severability. Whenever possible, each provision of this Agreement shall be interpreted in a manner to be effective and valid under applicable law, but if one or more of the provisions of this Agreement is subsequently declared invalid or unenforceable, the invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement. In the event of the declaration of invalidity or unenforceability, this Agreement, as modified, shall be applied and construed to reflect substantially the intent of the parties and achieve the same economic effect as originally intended by its terms. In the event that the scope of any provision to this Agreement is deemed unenforceable by a court of competent jurisdiction, or by an arbitrator, the parties agree to the reduction of the scope of the provision as the court or arbitrator shall deem reasonably necessary to make the provision enforceable under the circumstances.

7.15.	Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.

7.16.	Waiver. Waiver of any term or condition of this Agreement by any party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

7.17.	Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each counterpart were on the same instrument.

[Remainder of page intentionally left blank – Signature pages follow]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

Liberated Solutions, Inc.

By:
Name:
Title:

Brian Conway

By:
Name:	Brian Conway

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Exhibit A

IRREVOCABLE STOCK POWER

Liberated Solutions, Inc.

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, Brian Conway (“Seller”) hereby assigns, transfers, and conveys to Liberated Solutions, Inc., a Nevada corporation (the “Company”), all of Seller’s right, title, and interest in and to two hundred and fifty thousand (250,000) shares of Series X Preferred Stock, par value $0.001 per share of the Company (the “Shares”), which Shares are uncertificated, and hereby irrevocably appoints the Chief Executive Officer, the Secretary and the other officers of the Company, as Seller’s attorney-in-fact to transfer said shares on the books of the Company, with full power of substitution in the premises.

Date: _____________________, 2019

Seller Name: Brian Conway

By:
Name:	Brian Conway

STATE OF ___________________

COUNTY OF ___________________

Sworn to and subscribed before me this _____ day of _______________, 2019, by Brian Conway, who is (i) ____________personally known to me or (ii) who has produced _____________________ as identification.

Notary’s Signature

Print Notary’s Name:

NOTARY PUBLIC, State of _________________

My commission expires ______________________

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